Exhibit 10.18

May 7, 2020

SAExploration Holdings, Inc.

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

Attn:  Michael Faust,

Chief Executive Officer and President

Dear Mr. Faust:

Reference is hereby made to:

(i)

that certain Term Loan and Security Agreement, dated as of June 29, 2016 entered into among SAExploration Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and Delaware Trust Company, as administrative agent and collateral agent for the Lenders (as amended, supplemented or otherwise modified, the “Credit Agreement”), and

(ii)	that certain Forbearance Agreement dated April 13, 2020, among the Borrower, the Guarantors, and the Lenders party thereto (the “Forbearance Agreement”).

This consent letter (this “Consent”) relates to the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. All references to sections in this Consent shall be to sections of the Credit Agreement unless otherwise indicated.

The Borrower has informed the Administrative Agent that SAExploration, Inc. (“SAExploration”) has applied for an unsecured loan under the Small Business Administration Paycheck Protection Program (as part of the CARES Act (hereinafter defined)) in a principal amount not to exceed $10.0 million (the “PPP Loan”).  The restrictions in Section 7.1 of the Credit Agreement and in the Forbearance Agreement do not currently allow SAExploration or the other Loan Parties to incur the PPP Loan.

SAExploration has requested that the Required Lenders consent to the PPP Loan, and the Lenders signatory hereto which constitute Required Lenders do hereby consent to the incurrence of unsecured Indebtedness under the PPP Loan, notwithstanding anything in Section 7.1 or in the Forbearance Agreement to the contrary; provided that, (i) at all times when the PPP Loan is outstanding, each Loan Party will maintain its eligibility for such PPP Loan and take all actions necessary to stay in compliance with the requirements applicable to such PPP Loan under The Coronavirus Aid, Relief, and Economic Security Act, Public Law No: 116-136 (as amended, modified, or supplemented, the “CARES Act”), (ii) each Loan Party shall take all action necessary to cause the maximum portion of the PPP Loan which is eligible to be forgiven, to be forgiven in accordance with the CARES Act, (iii) the maturity date for the PPP Loan shall not occur prior to the Maturity Date under the Credit Agreement and (iv) the loan documents evidencing the PPP Loan (“PPP Loan Documents”) shall not be amended in a manner adverse to the interests of the Lenders including without limitation by securing the PPP Loan with collateral.  The parties hereto

May 7, 2020

agree that any default under or breach of the PPP Loan Documents shall constitute an Event of Default under the Credit Agreement.  For the avoidance of doubt, upon its incurrence the PPP Loan will constitute Indebtedness for all purposes under the Credit Agreement and the other Loan Documents until such time as the obligation to repay the PPP Loan is forgiven and/or paid (as applicable) in accordance with its terms.

Each of the Borrower and the Guarantors hereby expressly (a) acknowledges the terms of this Consent, and (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly set forth herein.

The foregoing consent is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement, the Forbearance Agreement or any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, impair or prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Forbearance Agreement or any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower, SAExploration or the other Guarantors or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the Forbearance Agreement, the other Loan Documents, or any other contract or instrument.  Granting the consent set forth herein does not and should not be construed to be an assurance or promise that any consent or waiver will be granted in the future.

This Consent (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

This Consent is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

This Consent may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Consent by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

This Consent, the Credit Agreement, the Forbearance Agreement and the other Loan Documents  represent the final agreement between the parties  with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements among the parties with respect to the subject matter hereof.

May 7, 2020

If the foregoing correctly states your understanding with respect to the matters stated in this Consent, please acknowledge by signing in the space provided below. The undersigned Lenders party hereto have caused this Consent to be executed and delivered as of the date first above written.

[Signature Pages Follow]

LENDERS:

WBOX 2015-7 LTD

By: /s/ Mark Strefling

Name: Mark Strefling

Title: Partner & CEO

LENDER:

JOHN PECORA

By: /s/ John Pecora

LENDERS:

TEGEAN MASTER FUND LTD

By: /s/ Joseph N. Levy

Name: Joseph N. Levy

Title: Chief Financial Officer

Accepted and Agreed to as of the date first written above by:

BORROWER:

SAEXPLORATION HOLDINGS, INC.

By: /s/ Michael J. Faust

Name:  Michael J. Faust

Title:  Chief Executive Officer and President

GUARANTORS:

SAEXPLORATION, INC.

SAEXPLORATION SUB, INC.

NES, LLC

SAEXPLORATION SEISMIC SERVICES (US), LLC

By: /s/ Michael J. Faust

Name:  Michael J. Faust

Title:  Chief Executive Officer and President of
each of the foregoing companies